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                                                                   EXHIBIT 99(a)

                                     NOTICE

TO:      Shareholders of Community Bancshares, Inc.

FROM:    Community Bancshares, Inc.
         68149 Main Street
         Blountsville, Alabama 35031
         (205) 429-1001

DATE:    August 11, 2003

Enclosed is an Order of the Circuit Court of Blount County, Alabama, relating to a proposed settlement of the lawsuit styled Benson et al. v. Community Bancshares, Inc. et al. A copy of the letter agreement outlining the terms of the proposed settlement is also enclosed. Please read the Order carefully, including the provisions concerning the right of shareholders to object to the settlement prior to the Court's hearing scheduled for September 5, 2003. The proposed settlement is subject to the approval of both the Alabama Superintendent of Banks and the Court. As outlined in the enclosed letter agreement, the proposed settlement, if approved, will also resolve certain claims made in the lawsuit styled Packard et al. v. Sheffield Electrical Contractors, Inc. et al.